Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES

2013 FOURTH QUARTER AND YEAR END OPERATING AND FINANCIAL RESULTS

Company increased gross leasable area by 824,222 square feet for the year 2013

2013 Fourth Quarter Highlights

•	Total revenue for the fourth quarter 2013 increased to $3.5 million, compared to $929,600 in the prior year period.

•	Funds from Operations (“FFO”) increased by over $1.4 million for the three month period ended December 31, 2013, as compared to the same quarter of the prior year.

•	During the fourth quarter of 2013, Wheeler acquired eight properties located in Virginia, Oklahoma, New Jersey and South Carolina for a combined acquisition value of $25.5 million.

2013 Year End Highlights

•	Total revenue for the twelve month period ended December 31, 2013 increased 257.7% as compared to the prior year.

•	For the year ended December 31, 2013, FFO was negative $908,300, or negative $0.13 per common share and Operating Partnership unit (“common unit”), which included approximately $2.9 million in acquisition related expenses.

•	During 2013, Wheeler acquired 824,222 square feet of gross leasable area for an aggregate acquisition value of approximately $71.0 million or $86.14 per leasable square foot.

•	94.0% of Wheeler’s portfolio was leased as of December 31, 2013.

•	The Company’s Board of Directors throughout 2013 distributed monthly cash dividends of approximately $0.035 per share. On an annualized basis, this amounted to a dividend of $0.42 per common share and common unit, or a 9.8% dividend yield based on the December 31, 2013 closing price of $4.28 per share.

Virginia Beach, VA – March 21, 2014 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), today reported operating and financial results for its fourth quarter and year ended December 31, 2013.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “We are pleased with our progress this year. During 2013, we significantly increased total revenue, acquired an additional twelve assets, grew GLA by over 820,000 square feet, and expanded the Company’s geographic footprint into eight states throughout the Northeast, Mid-Atlantic and Southeastern regions of the US. We accomplished all of this while adhering to the Company’s business model of buying assets at attractive discounts to replacement cost which therefore increases value for our shareholders.”

Mr. Wheeler continued, “In the year ahead, we will continue to pursue accretive acquisitions in secondary and tertiary markets. In addition, we expect to grow the development portion of the Company, which was rolled into the REIT as a

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taxable subsidiary in January 2014. We feel that this new subsidiary will generate a higher level of return for the Company in time. We are seeing a robust pipeline of ‘necessity retail’ shopping centers available, and expect to build upon the successes of the previous year. We are confident that the Company’s growth will continue throughout 2014 and look forward to keeping you all apprised on our progress.”

2013 Fourth Quarter Highlights (all comparisons to the same prior year period)

•	Total revenue for the fourth quarter of 2013 was $3.5 million, compared to $929,600 in the prior year period.

•	Wheeler reported FFO for the three month period ended December 31, 2013 of $1.3 million, or $0.14 per common share and common unit, compared to negative $174,400, or a loss of $0.03 per common share and common unit, in the prior year comparable period.

•	Total Core FFO for the three months ended December 31, 2013 was approximately $1.2 million as compared to negative $174,400 for the same period of the prior year.

•	Property net operating income (“NOI”) was $2.7 million for the quarter ended December 31, 2013, compared to $742,700 in the prior year comparable period.

•	Net loss attributable to Wheeler REIT for common shareholders for the fourth quarter 2013 was $275,800, or a loss of $0.04 per basic and diluted share, compared to a net loss of $396,300 or $0.12 per basic and diluted share, during the comparable 2012 period.

2013 Year-End Highlights (all comparisons to the prior year)

•	For the year ended December 31, 2013, total revenue increased 257.7% to $8.7 million from $2.4 million in the comparable period of the prior year.

•	For the year ended December 31, 2013, FFO was negative $908,300, or negative $0.14 per common share and common unit, which included approximately $2.9 million in acquisition related expenses, as compared to negative $383,500, or negative $0.07 per common shares and common units for the same period of the prior year, which included approximately $567,000 of acquisition related expenses.

•	Total Core FFO for the year ended December 31, 2013 was approximately $2.2 million as compared to $183,500 for the previous year.

•	For the year ended December 31, 2013, property NOI was $7.0 million, compared to $1.9 million in the prior year period. NOI for the year of 2013 includes a full year of operations for the 11 properties acquired prior to December 31, 2012 and a partial year of operations for the 12 properties acquired during the year ended December 31, 2013.

•	For the year ended December 31, 2013, net loss attributable to Wheeler REIT for common shareholders was $3.8 million, or $0.82 per basic and diluted share, compared to a net loss of $1.2 million, or $0.35 per basic and diluted share, during the comparable 2012 period.

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2013 Leasing Review

•	During 2013, the Company signed nine new leases totaling 18,932 square feet at a weighted average rate of $7.63 per square foot.

•	For the year ended December 31, 2013, Wheeler signed nineteen renewal leases totaling approximately 152,774 square feet with a weighted average increase of $0.06 per square foot.

•	At December 31, 2013, the Company currently has 173 leases under contract as compared to 66 leases under contract at December 31, 2012.

•	Approximately 4.56% of Wheeler’s gross leasable area or 59,032 square feet is subject to leases that expire during the twelve months ending December 31, 2014. Based on recent market trends, the Company believes that these leases will be renewed at amounts and terms comparable to existing lease agreements.

Acquisition Activity

During the fourth quarter of 2013, Wheeler acquired eight properties located in Virginia, Oklahoma, New Jersey and South Carolina for a combined acquisition value of $25.5 million. These properties include:

•	Starbucks/Verizon, a 5,600 square foot free-standing building located in the Fairfield Shopping Center in Virginia Beach, Virginia. The property was acquired for $1.4 million and is 100% leased by nationally known tenants, Starbucks Coffee and Verizon Wireless.

•	Jenks Plaza, a 7,800 square foot shopping center located in Jenks, Oklahoma with a purchase price of approximately $1.8 million. The property is 100% occupied by 5 retail and restaurant tenants.

•	Winslow Plaza, a 40,695 square foot shopping center located in Sicklerville, New Jersey for a purchase price of approximately $6.6 million. The property is 94.1% leased by 16 retail and restaurant tenants.

•	South Carolina Property Portfolio, five grocery-anchored shopping centers with a combine gross leasable area of 261,689 square feet. The centers were purchased for an aggregate price of approximately $15.8 million. Collectively, the properties are 89.5% occupied by 34 retail and restaurant tenants, with each center anchored by a Food Lion grocery store.

Balance Sheet Summary

•	Total investment properties assets increased 134.8% to $101.8 million as of December 31, 2013 as compared to $43.3 million for the prior year.

•	The Company’s total fixed-rate debt was $94.6 million at December 31, 2013, compared to $31.8 million on December 31, 2012. Wheeler’s weighted average interest rate and term of the Company’s fixed-rate debt was 5.31% and 5.61 years at December 31, 2013, compared to 5.70% and 2.57 years, respectively, at December 31, 2012.

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•	On December 16, 2013, Wheeler completed the initial portion of a two tranche financing when it when it issued $10 million in 9% convertible and non-convertible senior notes and warrants to purchase an aggregate of 421,053 shares of Wheeler common stock. In January 2014, the Company closed on the offering and sale of an additional $2.2 million of the 9% non-convertible senior notes and warrants to purchase shares of Wheeler common stock. The warrants issued permit investors to purchase an aggregate 227,372 shares of Wheeler common stock at an exercise price of $4.75 per share. The warrants have five year terms and are not exercisable unless the Company obtains shareholder approval for the transaction.

2013 Dividend Distribution

•	For the three month and year ended December 31, 2013, the Company has distributed approximately $954,700 and $2.9 million, respectively, to holders of common shares and common units.

•	The Company declared $141, 400 in dividends to holders of preferred shares for the year ended December 31, 2013. The Company declares dividends on preferred shares on a quarterly basis.

Supplemental Information

Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended December 31, 2013 are available through the Company’s website by visiting www.whlr.us.

About Wheeler Real Estate Investment Trust, Inc.

Headquartered in Virginia Beach, VA, the Company specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States. For additional information about the Company, please visit: www.whlr.us.

Financial Information

A copy of Wheeler’s Annual Report on Form 10-K which includes the Company’s consolidated financial statements and Management’s Discussion & Analysis, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO to be an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

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Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses Core FFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting Core FFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. A reconciliation of non-GAAP financial measures is included in the accompanying financial tables.

Forward-Looking Statement

This press release contains forward-looking statements, including (i) discussion and analysis of our financial condition, (ii) anticipated capital expenditures required to complete projects, (iii) amounts of anticipated cash distributions to the Company’s shareholders in the future (iv) the availability of financing options to other market participants and (v) other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of such terms and variations of these words and similar expressions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect management’s view only as of the date of this press release. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this press release include:

•	the imposition of federal taxes if the Company fails to qualify as a REIT in any taxable year or opts to forego an opportunity to ensure REIT status;

•	uncertainties related to the national economy, the real estate industry in general and in our specific markets;

•	legislative or regulatory changes, including changes to laws governing REITs;

•	adverse economic or real estate developments in Virginia, Florida, Georgia, South Carolina, North Carolina, New Jersey, Tennessee, or Oklahoma;

•	increases in interest rates and operating costs;

•	inability to obtain necessary outside financing;

•	litigation risks;

•	lease-up risks;

•	inability to obtain new tenants upon the expiration of existing leases;

•	inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; and

•	the need to fund tenant improvements or other capital expenditures out of operating cash flow.

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CONTACT:	-OR-	INVESTOR RELATIONS:
Wheeler Real Estate Investment Trust, Inc.		The Equity Group Inc.
Robin Hanisch		Adam Prior
Corporate Secretary		Senior Vice President
(757) 627-9088 / robin@whlr.us		(212) 836-9606 / aprior@equityny.com

Terry Downs Associate (212) 836-9615 / tdowns@equityny.com

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Wheeler Real Estate Investment Trust

Consolidated Statement of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

TOTAL REVENUES	$3,484,144	$929,593	$8,707,492	$2,433,979

OPERATING EXPENSES:

Property operations	745,111	186,912	1,713,957	519,220

Depreciation and amortization	1,262,058	265,700	3,466,957	822,152

Provision for credit losses	36,908	25,000	106,828	25,000

Corporate general & administrative	530,873	519,497	5,297,166	1,307,151

Total Operating Expenses	2,574,950	997,109	10,584,908	2,673,523

Operating Income (Loss)	909,194	(67,516)	(1,877,416)	(239,544)

Interest expense	(909,864)	(372,617)	(2,497,810)	(966,113)

Net Loss	(670)	(440,133)	(4,375,226)	(1,205,657)

Less: Net income/loss attributable to noncontrolling interests	235,292	(43,880)	(714,972)	(43,880)

Net Loss Attributable to Wheeler REIT	(235,962)	(396,253)	(3,660,254)	(1,161,777)

Preferred stock dividends	(39,869)	—	(141,418)	—

Net Loss Attributable to Wheeler REIT Common Shareholders	$(275,831)	$(396,253)	$(3,801,672)	$(1,161,777)

Loss per share:
Basic and Diluted	$(0.04)	$(0.12)	$(0.82)	$(0.35)

Weighted-average number of shares:
Basic and Diluted	7,121,000	3,301,502	4,620,600	3,301,502

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Wheeler Real Estate Investment Trust

Balance Sheet

	December 31,
	2013	2012

ASSETS:
Investment properties, net	$101,772,335	$43,345,665
Cash and cash equivalents	1,155,083	2,053,192
Rents and other tenant receivables, net	1,594,864	761,114
Deferred costs and other assets, net	20,847,984	6,527,906

Total Assets	$125,370,266	$52,687,877

LIABILITIES:
Loans payable	$94,562,503	$31,843,503
Below market lease intangible, net	2,674,566	3,673,019
Accounts payable, accrued expenses and other liabilities	2,526,388	938,896

Total Liabilities	99,763,457	36,455,418

Commitments and contingencies	—	—

EQUITY:
Series A preferred stock (no par value, 500,000 shares authorized, 1,809 and no shares issued and outstanding, respectively)	1,458,050	—
Common stock ($0.01 par value, 75,000,000 and 15,000,000 shares authorized, 7,121,000 and 3,301,502 shares issued and outstanding, respectively	71,210	33,015
Additional paid-in capital	28,169,693	14,097,453
Accumulated deficit	(11,298,253)	(5,443,099)

Total Shareholders’ Equity	18,400,700	8,687,369

Noncontrolling interests	7,206,109	7,545,090

Total Equity	25,606,809	16,232,459

Total Liabilities and Equity	$125,370,266	$52,687,877

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Wheeler Real Estate Investment Trust

Funds From Operations (FFO)

	Three Months Ended December 31, 2013
	Same Stores		New Stores		Total		Period Over Period Changes
	2013	2012	2013	2012	2013	2012	$	%

Net income (loss)	$(527,842)	$(377,476)	$527,172	$(62,657)	$(670)	$(440,133)	$439,463	(99.85%)

Depreciation of real estate assets	123,407	96,763	1,138,651	168,937	1,262,058	265,700	996,358	374.99%

Total FFO	$(404,435)	$(280,713)	$1,665,823	$106,280	$1,261,388	$(174,433)	$1,435,821	(823.14%)

FFO/Share and Unit	$(0.04)	$(0.05)	$0.18	$0.02	$0.14	$(0.03)	$0.17	(566.67%)

	Years Ended December 31, 2013
	Same Stores		New Stores		Total		Period Over Period Changes
	2013	2012	2013	2012	2013	2012	$	%

Net income (loss)	$(2,255,740)	$(1,143,000)	$(2,119,486)	$(62,657)	$(4,375,226)	$(1,205,657)	$(3,169,569)	(262.89%)

Depreciation of real estate assets	488,975	653,215	2,977,982	168,937	3,466,957	822,152	2,644,805	321.69%

Total FFO	$(1,766,765)	$(489,785)	$858,496	$106,280	$(908,269)	$(383,505)	$(524,764)	(136.83%)

FFO/Share and Unit	$(0.27)	$(0.09)	$0.13	$0.02	$(0.14)	$(0.07)	$(0.07)	(50%)

Wheeler Real Estate Investment Trust

Core Funds From Operations (Core FFO)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Total FFO	$1,261,388	$(174,433)	$(908,269)	$(383,505)
Acquisition fees	677,000	—	2,102,000	—
Legal and accounting costs for acquisitions	138,000	—	754,000	567,000
Perimeter legal accrual	—	—	267,000	—
Harps legal accrual	(856,000)	—
Total Core FFO	$1,220,388	$(174,433)	$2,214,731	$183,495

Core FFO/Share and Unit	$0.13	$(0.03)	$0.34	$0.04